Exhibit 10.5

AMENDMENT NO. 1

TO

STRATEGIC CONSULTING AGREEMENT

This Amendment No. 1 to Strategic Consulting Agreement (this “Amendment”) is made as of April 4, 2020, by and among GL Brands, Inc., a Nevada corporation (the “Company”) and Merida Advisor, LLC, a Delaware limited liability company (the “Consultant”).

WHEREAS, the Company and the Consultant are parties to that certain Strategic Consulting Agreement, dated as of November 18, 2019 (the “Agreement”), pursuant to which the Consultant would be paid $5,000 per month in cash beginning January 1, 2020 (the “Monthly Cash Consulting Fee”);

WHEREAS, the Company has not paid the Consultant any Monthly Cash Consulting Fee to date;

WHEREAS, the parties desire to now amend certain of the terms of the Consultant Agreement on the terms set forth herein; and

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1.               Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

2.               Amendment. The Agreement is hereby amended to remove in its entirety the Company’s requirement to pay the Consultant the Monthly Cash Consulting Fee, effective as of the date of the original Agreement. For clarity, no Monthly Cash Consulting Fee for any period, including dates prior to the date hereof, shall be due to the Consultant pursuant to the Agreement.

3.               Agreement. Except as modified by this Amendment, the Agreement shall remain unchanged and in full force and effect.

4.               Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

5.               Counterparts.This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

THE COMPANY: GL BRANDS, INC. By: /s/ Carlos Frias Name: Carlos Frias Title: CEO THE CONSULTANT: MERIDA ADVISOR, LLC By: /s/ Mitch Baruchowitz Name: Mitch Baruchowitz Title: Managing Partner

[Signature Page to Amendment No. 1 to Strategic Consulting Agreement]

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